Exhibit 5.1

Our Ref: TSG/LNF/2021264002

8 September 2021

Grindrod Shipping Holdings Ltd.

200 Cantonment Road

#03-01 Southpoint

Singapore 089763

Dear Sirs

Registration Statement on Form F-3 of Grindrod Shipping Holdings Ltd. (the “Company”)

1.	At your request, we have examined the Registration Statement on Form F-3 (excluding all Exhibits thereto) (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or about 23 August 2021 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 3,862,004 new ordinary shares and up to 8,094,282 existing ordinary shares in the capital of the Company (“Ordinary Shares”). This opinion is being rendered solely to the Company in connection with the filing of the Registration Statement.

2.	The up to 3,862,004 new Ordinary Shares (“New Registration Shares”) to be registered with the SEC under the Registration Statement represent not more than twenty per cent (20%) of the total number of Ordinary Shares in issue as at the date of this opinion. The New Registration Shares are to be issued under the mandate to issue and allot new shares of up to 20% of the total number of Ordinary Shares (“2021 Share Issue Mandate”) which was obtained at the annual general meeting of the Company held on 20 May 2021. The Share Issue Mandate is valid until the earliest of (i) the conclusion of the next annual general meeting of the Company, (ii) the date by which the next annual general meeting is required by law to be held, or (iii) the point at which the maximum number of shares permitted as per the New Issue Prescribed Limit (as defined below) of 20% has been reached.

3.	As at 8 September 2021, the current issued share capital of the Company comprises 19,310,024 Ordinary Shares (the “Existing Shares”).

4.	As your Singapore counsel, we have examined copies of:

(a)	the Constitution of the Company, which is the document constituting the Company;

(b)	the following statutory registers of the Company:

(i)	Register of Applications and Allotment of Shares; and

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(ii)	Register of Members;

(c)	the following minutes and resolutions of the Company (the “Company Resolutions”):

(i)	Directors’ Resolution of the Company dated 28 November 2017 relating to the issue of 1 subscriber’s share;

(ii)	Extract of Directors’ Resolution of the Company passed at a meeting of the Directors held on 28 February 2018, as certified by the Company’s Secretary on 25 May 2018 to, inter alia, authorise the Directors to issue 19,063,832 conditional compulsorily convertible notes (“CCNs”) and allot and issue such number of ordinary shares as may be required or permitted to be allotted and issued on the conversion of the CCNs subject to and otherwise in accordance with the terms of the CCNs;

(iii)	Notice of and Minutes of the EGM held on 4 May 2018 approving , inter alia, the ordinary resolution to authorise the Directors to issue the CCNs and allot and issue such number of ordinary shares as may be required or permitted to be allotted and issued on the conversion of the CCNs subject to and otherwise in accordance with the terms of the CCNs;

(iv)	Notice of and Minutes of the annual general meeting (“AGM”) held on 29 May 2019 approving, inter alia, the ordinary resolution to renew the share repurchase mandate for the purposes of Sections 76C and 76E of the Companies Act, Cap. 50, authorising the Directors to purchase or acquire Ordinary Shares not exceeding 10% of the total number of issued Ordinary Shares, and that such purchased Ordinary Share either be cancelled or held in treasury;

(v)	Notice of and Minutes of the AGM held on 14 July 2020 at which resolutions were passed, inter alia, authorising the Directors (i) to offer and grant Awards, (ii) to allot and issue from time to time such number of Ordinary Shares as may be required to be delivered pursuant to the vesting of the Awards under the 2018 FSP, and (iii) (notwithstanding the authority conferred by such resolution may have ceased to be in force) to allot and issue from time to time such number of Ordinary Shares as may be required to be delivered in pursuance of any Award made or granted by the Directors in accordance with the FSP 2018 awarded while the authority conferred by such resolution was in force;

(vi)	Minutes of the Directors’ meeting held on 24 November 2020 at which resolutions were passed, inter alia, approving the issuance of 246,191 new Ordinary Shares and utilization of 56,975 treasury shares for the vesting of the next tranche of Awards under the FSP 2018 in March 2021; and

(vii)	Notice and Minutes of the AGM held on 20 May 2021 at which resolutions were passed, inter alia, authorising the Directors, pursuant to Section 161 of the Companies Act, Cap. 50 and notwithstanding that the authority conferred by such resolution may have ceased to be in force, to allot and issue Ordinary Shares in pursuance of any offer, agreement or option made or granted by the Directors, provided that the aggregate number of shares to be issued shall not exceed the number of issued Ordinary Shares of up to 20% of the number of Ordinary Shares outstanding (excluding any ordinary shares which are held as treasury shares) (the “New Issue Prescribed Limit”); and

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(d)	the following Accounting and Corporate Regulatory Authority (“ACRA”) filings:

(i)	the filing dated 2 November 2017 in relation to the incorporation of the Company and setting out the issue and allotment of the subscriber share;

(ii)	the filing dated 11 May 2018 for the notice of resolution of the ordinary resolutions passed at the EGM held on 4 May 2018 approving, inter alia, the ordinary resolution to authorise the Directors to issue the CCNs and allot and issue such number of ordinary shares as may be required or permitted to be allotted and issued on the conversion of the CCNs subject to and otherwise in accordance with the terms of the CCNs;

(iii)	the filing dated 18 June 2018 for the return of allotment of shares, in relation to the issue and allotment of 19,063,832 Ordinary Shares;

(iv)	the filings in relation to the purchase of the shares by the Company, resulting in the Company holding a total of 299,641 treasury shares:

(1)	the filing dated 8 October 2019 for the purchase of 272 Ordinary Shares on 16 September 2019;

(2)	the filing dated 8 October 2019 for the purchase of 1,500 Ordinary Shares on 17 September 2019;

(3)	the filing dated 8 October 2019 for the purchase of 1,500 Ordinary Shares on 18 September 2019;

(4)	the filing dated 8 October 2019 for the purchase of 3,000 Ordinary Shares on 20 September 2019;

(5)	the filing dated 8 October 2019 for the purchase of 1,000 Ordinary Shares on 25 September 2019;

(6)	the filing dated 8 October 2019 for the purchase of 1,166 Ordinary Shares on 26 September 2019;

(7)	the filing dated 8 October 2019 for the purchase of 3,500 Ordinary Shares on 27 September 2019;

(8)	the filing dated 21 October 2019 for the purchase of 1,500 Ordinary Shares on 1 October 2019;

(9)	the filing dated 21 October 2019 for the purchase of 484 Ordinary Shares on 3 October 2019;

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(10)	the filing dated 21 October 2019 for the purchase of 5,231 Ordinary Shares on 7 October 2019;

(11)	the filing dated 21 October 2019 for the purchase of 100 Ordinary Shares on 8 October 2019;

(12)	the filing dated 21 October 2019 for the purchase of 2,240 Ordinary Shares on 9 October 2019;

(13)	the filing dated 21 October 2019 for the purchase of 821 Ordinary Shares on 10 October 2019;

(14)	the filing dated 21 October 2019 for the purchase of 3,411 Ordinary Shares on 11 October 2019;

(15)	the filing dated 6 November 2019 for the purchase of 5,285 Ordinary Shares on 14 October 2019;

(16)	the filing dated 6 November 2019 for the purchase of 2,435 Ordinary Shares on 15 October 2019;

(17)	the filing dated 6 November 2019 for the purchase of 4,961 Ordinary Shares on 16 October 2019;

(18)	the filing dated 6 November 2019 for the purchase of 5,235 Ordinary Shares on 17 October 2019;

(19)	the filing dated 6 November 2019 for the purchase of 4,935 Ordinary Shares on 18 October 2019;

(20)	the filing dated 6 November 2019 for the purchase of 6,693 Ordinary Shares on 21 October 2019;

(21)	the filing dated 6 November 2019 for the purchase of 3,193 Ordinary Shares on 22 October 2019;

(22)	the filing dated 6 November 2019 for the purchase of 4,693 Ordinary Shares on 23 October 2019;

(23)	the filing dated 6 November 2019 for the purchase of 3,193 Ordinary Shares on 24 October 2019;

(24)	the filing dated 6 November 2019 for the purchase of 3,193 Ordinary Shares on 25 October 2019;

(25)	the filing dated 15 November 2019 for the purchase of 5,066 Ordinary Shares on 28 October 2019;

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(26)	the filing dated 15 November 2019 for the purchase of 4,721 Ordinary Shares on 29 October 2019;

(27)	the filing dated 15 November 2019 for the purchase of 4,721 Ordinary Shares on 30 October 2019;

(28)	the filing dated 15 November 2019 for the purchase of 8,221 Ordinary Shares on 31 October 2019;

(29)	the filing dated 15 November 2019 for the purchase of 5,078 Ordinary Shares on 1 November 2019;

(30)	the filing dated 15 November 2019 for the purchase of 6,055 Ordinary Shares on 4 November 2019;

(31)	the filing dated 15 November 2019 for the purchase of 9,030 Ordinary Shares on 5 November 2019;

(32)	the filing dated 15 November 2019 for the purchase of 4,555 Ordinary Shares on 6 November 2019;

(33)	the filing dated 15 November 2019 for the purchase of 6,955 Ordinary Shares on 7 November 2019;

(34)	the filing dated 15 November 2019 for the purchase of 6,355 Ordinary Shares on 8 November 2019;

(35)	the filing dated 3 December 2019 for the purchase of 5,180 Ordinary Shares on 11 November 2019;

(36)	the filing dated 3 December 2019 for the purchase of 1,350 Ordinary Shares on 12 November 2019;

(37)	the filing dated 3 December 2019 for the purchase of 10,793 Ordinary Shares on 13 November 2019;

(38)	the filing dated 3 December 2019 for the purchase of 9,693 Ordinary Shares on 14 November 2019;

(39)	the filing dated 3 December 2019 for the purchase of 5,338 Ordinary Shares on 15 November 2019;

(40)	the filing dated 3 December 2019 for the purchase of 5,363 Ordinary Shares on 18 November 2019;

(41)	the filing dated 3 December 2019 for the purchase of 6,971 Ordinary Shares on 19 November 2019;

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(42)	the filing dated 3 December 2019 for the purchase of 10,363 Ordinary Shares on 20 November 2019;

(43)	the filing dated 3 December 2019 for the purchase of 10,363 Ordinary Shares on 21 November 2019;

(44)	the filing dated 3 December 2019 for the purchase of 10,363 Ordinary Shares on 22 November 2019;

(45)	the filing dated 19 December 2019 for the purchase of 8,458 Ordinary Shares on 25 November 2019;

(46)	the filing dated 19 December 2019 for the purchase of 5,552 Ordinary Shares on 26 November 2019;

(47)	the filing dated 19 December 2019 for the purchase of 3,603 Ordinary Shares on 27 November 2019;

(48)	the filing dated 19 December 2019 for the purchase of 3,848 Ordinary Shares on 28 November 2019;

(49)	the filing dated 19 December 2019 for the purchase of 5,707 Ordinary Shares on 29 November 2019;

(50)	the filing dated 19 December 2019 for the purchase of 10,983 Ordinary Shares on 2 December 2019;

(51)	the filing dated 19 December 2019 for the purchase of 9,951 Ordinary Shares on 3 December 2019;

(52)	the filing dated 19 December 2019 for the purchase of 10,983 Ordinary Shares on 4 December 2019;

(53)	the filing dated 19 December 2019 for the purchase of 10,916 Ordinary Shares on 5 December 2019;

(54)	the filing dated 19 December 2019 for the purchase of 7,135 Ordinary Shares on 6 December 2019;

(55)	the filing dated 19 December 2019 for the purchase of 9,755 Ordinary Shares on 9 December 2019;

(56)	the filing dated 19 December 2019 for the purchase of 5,920 Ordinary Shares on 10 December 2019; and

(57)	the filing dated 19 December 2019 for the purchase of 755 Ordinary Shares on 11 December 2019;

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(v)	the filing dated 23 March 2020 for the notice of cancellation or disposal of treasury shares, in relation to the transfer of 242,666 treasury shares on 2 March 2020, resulting in the Company holding a total of 56,975 treasury shares;

(vi)	the filing dated 17 July 2020 for the notice of resolution of the ordinary resolutions passed at the AGM held on 14 July 2020, authorising the Directors (i) to offer and grant Awards, (ii) to allot and issue from time to time such number of Ordinary Shares as may be required to be delivered pursuant to the vesting of the Awards under the 2018 FSP, and (iii) (notwithstanding the authority conferred by such resolution may have ceased to be in force) to allot and issue from time to time such number of Ordinary Shares as may be required to be delivered in pursuance of any Award made or granted by the Directors in accordance with the FSP 2018 awarded while the authority conferred by such resolution was in force;

(vii)	the filing dated 10 March 2021 for the return of allotment of shares, in relation to the issuance and allotment of 246,191 new Ordinary Shares on 1 March 2021; and

(viii)	the filing dated 10 March 2021 for the notice of cancellation or disposal of treasury shares, in relation to the transfer of 56,975 treasury shares.

5.	We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereinafter expressed.

6.	In considering the documents referred to above and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a)	that there shall be subsisting a valid authority given to the Board of Directors of the Company pursuant to Section 161 of the Companies Act, Chapter 50 in respect of the issue of the New Registration Shares and at the time of issue of the New Registration Shares (or any part thereof) and in this regard we have assumed:

(i)	the 2021 Share Issue Mandate will not be revoked at any time prior to the issue of the New Registration Shares (or any part thereof) and continue in force at all times; and

(ii)	in the event the 2021 Share Issue Mandate expires prior to the issue of any of the New Registration Shares, further share issue mandate(s) on terms similar to the 2021 Share Issue Mandate will be validly passed by shareholders of the Company immediate upon the expiry of the 2021 Share Issue Mandate or the expiry of such further share issue mandate(s) and continue in force at all times;

(b)	that before the issue of the New Registration Shares the Board of Directors of the Company shall resolve to approve the allotment and issue by the Company of the New Registration Shares (the “Company’s Allotment Procedure”);

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(c)	that all filings required to be made to ACRA pursuant to the Companies Act, Chapter 50, have been made in compliance with the provisions thereunder;

(d)	that the statutory filing required to be made with ACRA in relation to the notice of the passing of the 2021 Share Issue Mandate and any subsequent share issue mandate(s) passed by the Company in a general meeting has been or will be duly made in compliance with the provisions under the Companies Act, Chapter 50;

(e)	that the statutory filing required to be made with ACRA in relation to the allotment(s) of New Registration Shares will be duly made in compliance with the provisions under the Companies Act, Chapter 50;

(f)	that prior to the issue of the New Registration Shares there will not be any changes or variations to the share capital of the Company which would reduce the New Issue Prescribed Limit and result in a reduction in the New Registration Shares allowed to be issued pursuant to the 2021 Share Issue Mandate or any subsequent share issue mandates;

(g)	the genuineness of all signatures, and the authenticity and completeness of all documents submitted to us whether as originals or copies;

(h)	the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(i)	the genuineness of the minutes of the AGMs and EGMs of the Company and that the resolutions specified in such meeting were duly passed at meetings which were validly convened, constituted and held and at which a quorum was present throughout and that all relevant requirements of the Constitution of the Company have been fully complied with;

(j)	the genuineness of the minutes of the meetings of the board of directors of the Company and the resolutions of the Board of Directors of the Company, and that the resolutions specified in such meetings were duly passed at meetings which were validly convened, constituted and held and at which a quorum was present throughout, and that all relevant requirements of the Constitution of the Company have been fully complied with;

(k)	that the copies of the Company Resolutions submitted to us for examination are true, complete and up-to-date;

(l)	that the Company Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Company Resolutions; and

(m)	that the copy of the Constitution of the Company furnished to us by the Company is complete and up-to-date and in full force and effect and has not been revoked or amended;

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(n)	that all the corporate secretarial records of the Company and documents relating to the grant of any rights, debentures, warrants, convertible instruments and options have been made available to us and that there are no omissions which would render the documents furnished to us or made available to us inaccurate and none of the documents has since been altered; and

(o)	that the information disclosed by the ACRA Instant Information Business Profile search on 8 September 2021 against the Company are true and complete and that such information has not since then been materially altered and that such search did not fail to disclose any material information which has been delivered for filing but was not disclosed at the time of the search.

7.	Based upon and subject to the foregoing and subject to any matters not disclosed to us, we are of the opinion that:

(i)	the New Registration Shares to be allotted and issued by the Company (i) in accordance with the terms of the 2021 Share Issue Mandate or further share issue mandate(s), (ii) pursuant to the Company’s Allotment Procedures, and (iii) represented by share certificates issued by the Company in respect of such New Registration Shares, will be legally issued, fully paid and non-assessable; and

(ii)	as at 8 September 2021, the Existing Shares comprising 19,310,024 Ordinary Shares have been duly authorised and are validly issued and fully paid up.

8.	For the purposes of this opinion we have assumed that the term “non-assessable” in relation to the New Registration Shares to be issued means under Singapore law that holders of such New Registration Shares, having fully paid up all amounts due on such New Registration Shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such New Registration Shares.

9.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. This opinion may not be relied upon by any person other than the Company without our express written consent, except that the Company may deliver copies of this opinion to its professional advisors, to any governmental agency or regulatory authority or if otherwise required by law. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

10.	The opinion expressed above is confined to, and is given solely on the basis of, the laws of the Republic of Singapore in force as of the date hereof and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of the Republic of Singapore as currently applied by the Singapore courts. This opinion is to be governed by and construed in accordance with Singapore law as at the date of this opinion. To the extent that the laws of the State of New York, the United States of America or of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

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Yours faithfully

/s/ WONG TAN & MOLLY LIM LLC